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                                                                   EXHIBIT 4.11






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                             NEW WEST EYEWORKS, INC.

                                       AND

                                FAHNESTOCK & CO.

                               ------------------








                           FORM OF REPRESENTATIVE'S
                              WARRANT AGREEMENT







                          Dated as of February 7, 1997






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         This REPRESENTATIVE'S WARRANT AGREEMENT, dated as of February 7, 1997, is executed between NEW WEST EYEWORKS, INC., a Delaware corporation (the "Company"), and FAHNESTOCK & CO. (hereinafter referred to variously as the "Holder" or the "Representative").

         The Company proposes to issue to the Representative warrants (collectively with Additional Warrants, as defined below in Section 12, "Warrants") to purchase up to an aggregate of 46,173 shares of common stock, par value $0.01 per share, of the Company ("Common Stock"), and to the persons listed on Exhibit A hereto, warrants (sometimes, the "Additional Warrants") to purchase an aggregate of 60,390 shares of Common Stock; and

         The Representative has agreed to act as the Representative of the several underwriters (the "Underwriters") in connection with the Company's proposed public offering of up to 1,600,000 shares of Common Stock at a public offering price of $____ per share of Common Stock pursuant to the underwriting agreement (the "Underwriting Agreement"), dated as of the date hereof, among the Underwriters, the Selling Stockholder (as defined therein) and the Company (the "Public Offering"); and

         The Company and Reich & Co., Inc., a wholly owned subsidiary of the Representative, entered into the Representative's Warrant Agreement, dated December 31, 1993, and amended such agreement on December 19, 1996 (as amended, the "1993 Agreement"); and

         The Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Representative in consideration for, and as part of the compensation in connection with, the Representative acting as the Representative pursuant to the Underwriting Agreement;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Grant. The Holder (as defined in Section 3 hereof) is hereby granted the right to purchase, at any time between December 23, 1998, the date of termination of the warrant issued under the 1993 Agreement, and 5:30 P.M., New York time, on December 23, 2001, up to an aggregate of 46,173 shares of Common Stock (the "Shares") at the initial exercise price (subject to adjustment as provided in Section 8 hereof) set forth in Section 6.1 hereof, subject to the terms and conditions of this Agreement; provided that, effective December 23, 1998, the number of Warrant Shares issuable upon exercise hereof shall equal the number of Warrant Shares that remain issuable and unexercised under the 1993 Agreement upon its termination or such date; and provided further that, effective December 23, 1998, the number of Warrant Shares issuable upon exercise of each Additional Warrant shall equal the number of Warrant Shares that remain issuable and unexercised under the applicable warrant issued pursuant to the 1993 Warrant upon its termination or such date. Except as set forth herein, the Shares issuable upon exercise of the Warrants are in all respects identical to the shares of Common Stock being purchased by the Underwriters for resale to the public



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pursuant to the terms and provisions of the Underwriting Agreement.

         2. Warrant Certificates. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit B, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

         3. Exercise of Warrant. Each Warrant initially is exercisable at the initial exercise price (subject to adjustment as provided in Section 8 hereof) per share of Common Stock set forth in Section 6 hereof payable by check or bank draft to the order of the Company. Upon surrender of a Warrant Certificate at the Company's principal offices in Arizona (2104 West Southern Avenue, Tempe, Arizona 85282) with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Common Stock purchased, the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of Common Stock underlying the Warrants). In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock purchasable thereunder.

         4. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for shares of Common Stock or other securities, properties or rights underlying such Warrants, shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7.1 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Warrant Certificates and the certificates representing the Shares (and/or other securities, property or rights issuable upon the exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.



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         5. Restriction On Transfer of Warrants. The Holder of a Warrant
Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view of the distribution thereof; that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, except to any Underwriter, any person who controls any Underwriter, any partner or director of any Underwriter and any officer or any employee having an equity interest in any Underwriter.

         6. Exercise Price.

         Section 6.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant on December 23, 1998, shall be equal to the Exercise Price on December 23, 1998, as determined under the 1993 Warrant. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

         Section 6.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

         7. Registration Rights.

         Section 7.1 Registration Under the Securities Act of 1933. The Shares and any of the other securities issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the "Act"). Upon exercise, in part or in whole, of the Warrants, certificates representing the Shares underlying the Warrants and any of the other securities issuable upon exercise of the Warrants (collectively with the shares and other securities issuable on exercise of the Additional Warrants as provided in Section 12, the "Warrant Shares") shall bear the following legend:

                 "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, or (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities) or another exemption from registration under the Act is available."

         Section 7.2 Piggyback Registration. If, at any time between
December 23, 1998 and December 23, 2001, the Company proposes to register any of its securities under the Act (for sale by the Company or otherwise and whether by a new registration statement or a post-effective amendment to the Registration Statement as defined in the Underwriting Agreement but other than pursuant to Form S-8) it will give written notice by registered mail, at least 30 days prior to the filing of each such registration statement or post-effective amendment, to the Representative and to all other Holders of the Warrants and the Warrant Shares of its intention to do so. If the Representative or


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other Holders of the Warrants or Warrant Shares notify the Company within 20 days after receipt of any such notice of its or their desire to include any Warrant Shares in such proposed registration statement or post-effective amendment, the Company shall afford the Representative and such Holders the opportunity to have any such Warrant Shares registered under such registration statement or post-effective amendment.

         Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

         Section 7.3 Demand Registration.

         (a) At any time commencing after December 23, 1998 through and including December 23, 2001, the Holders of the Warrants and Warrant Shares representing a "Majority" (as hereinafter defined) of such securities (assuming for this purpose the exercise of all of the Warrants) shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company, to cause the Company to prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of all or any portion of their respective Warrant Shares for nine consecutive months by such Holders and any other Holders of the Warrants and/or Warrant Shares who elect to participate by notice to the Company within ten (10) days after receiving notice from the Company of such request.

         (b) In addition to the registration rights under Section 7.2 and subsection (a) of this Section 7.3, at any time prior to December 23, 2001, any Holder of Warrants or Warrant Shares shall have the right, exercisable by written request to the Company, to have the Company prepare and file, on one occasion, with the Commission a registration statement so as to permit a public offering and sale of all or any portion of their Warrant Shares for nine consecutive months by such Holder and any other Holders of the Warrants who elect to participate by notice to the Company within ten days after receiving notice from the Company of such request; provided, however, that the provisions of Section 7.4(c) hereof shall not apply to any such registration request and registration and all costs incident thereto shall be at the expense of the Holder or Holders making such request or electing to participate.

         (c) The Company covenants and agrees to give written notice of any registration request under this Section 7.3 by any Holder or Holders to all other registered Holders of the Warrants and the Warrant Shares within ten (10) days from the date of the receipt of any such registration request.

         (d) Notwithstanding anything to the contrary contained herein, if the Company shall not


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have filed a registration statement for the Warrant Shares within the time period specified in Section 7.4(a) hereof pursuant to the written notice specified in Section 7.3(a) of a Majority of the Holders of the Warrants and/or Warrant Shares, the Company agrees that upon the written notice of election of a Majority of the Holders of the Warrants and/or Warrant Shares it shall repurchase (i) any and all Warrant Shares at the arithmetic average Market Price (as defined in Section 8.1(a)) per share of Common Stock on each of the days when the market shall be open during the seventy-five (75) calendar days following the date of the notice sent pursuant to Section 7.3(a) and (ii) any and all Warrants at such average Market Price less the lowest Exercise Price of such Warrants during such seventy-five (75) day period. Such repurchase shall be in immediately available funds and shall close within two (2) days after the later of (i) the expiration of the period specified in Section 7.4(a) or (ii) the delivery of the written notice of election specified in this Section 7.3(d).

         (e) Any notice from Holders to cause a registration under Section 7.3(a) or (b) which does not result in a registration statement which is duly declared effective pursuant to the Act in accordance with the terms hereof or as to which a stop order is issued and not withdrawn shall not constitute a exercise of the Holders' rights under such Sections, respectively.

         (f) Notwithstanding the provisions of Sections 7.3(a) above, if upon exercise of the demand registration rights set forth in the Registration Rights Agreements dated August 5, 1988, by and among the Company and the signatories thereto, as amended (the "MEDIQ/Mesirow Agreements"), a Holder declines to exercise its right to include Warrant Shares in such registration statement or post-effective amendment and such registration statement or amendment is duly declared effective pursuant to the Act and is not subject to any stop order which is not withdrawn, then such Holder shall be deemed to have waived its right to demand registration pursuant to Sections 7.3(a) and (b) until one year from the date of a demand registration request pursuant to the MEDIQ/Mesirow Agreements; provided, however, that if the demand registration rights referred to above shall be exercised within one year from the date when the Holder's rights would expire, and if the market price of the Common Stock (which shall equal the average of the bid and ask price of the Common Stock as quoted on the National Association of Securities Dealers' Automated Quotation System) shall be less than the Exercise Price at the time the Holder receives notice of the demand registration request pursuant to the MEDIQ/Mesirow Agreements, and during the period following such notice during which the Holder is permitted to notify the Company whether it will so include its Shares, the Holder shall only be deemed to have waived its right to demand registration pursuant to Sections 7.3(a) and (b) until one month prior to the date such Holder's rights would otherwise expire.

         Section 7.4 Covenants of the Company With Respect to Registration. In connection with any registration under Section 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

         (a) The Company shall use its best efforts to file a registration statement within seventy-five (75) days of receipt of any demand therefor, shall use its best efforts to have any registration statement declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Shares such number of prospectuses as shall reasonably be requested;


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provided that before filing a registration statement or prospectus or any amendment or supplement thereto, including, without limitation, documents incorporated therein by reference after the initial filing of any registration statement, the Company will furnish to the Holders of the Warrant Shares covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review and approval of such underwriters, and, with respect to information relating to such Holders, to the comments of such Holders.

         (b) The Company will prepare and file with the Commission such amendments and post-effective amendments to a registration statement as may be necessary to keep such registration statement effective for the period required by Sections 7.3(a) or (b); cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or amendment or supplement to such prospectus.

         (c) The Company shall make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment.

         (d) The Company shall pay all costs (excluding fees and expenses of Holder(s) counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. The Holder(s) making a request or electing to participate pursuant to Section 7.3(b) will pay all costs, fees and expenses in connection with any registration statement filed pursuant to Section 7.3(b).

         (e) The Company will take all necessary action which may be required in qualifying or registering the Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

         (f) The Company shall indemnify the Holder(s) of the Warrant Shares to be sold pursuant to any registration statement and each person, if any, who controls such Holder(s) within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify each of the Underwriters contained in Section 8 of the Underwriting Agreement.



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         (g) The Holder(s) of the Warrant Shares to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or behalf of such Holder(s), or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 8 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

         (h) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

         (i) Other than "Registrable Securities" and "Registrable Shares," as defined in the MEDIQ/Mesirow Agreements, the Company shall not permit the inclusion of any securities other than the Warrant Shares to be included in any registration statement filed pursuant to Section 7.3 hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to Section 7.3 hereof, without the prior written consent of the Holders of the Warrants and Warrant Shares are presenting a Majority of such securities.

         (j) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

         (k) The Company shall as soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the registration statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.


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         (l) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and the managing underwriters copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriters to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

         (m) The Company shall enter into an underwriting agreement with the managing underwriters selected for such underwriting by Holders holding a Majority of the Warrant Shares requested to be included in such underwriting. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter.

         The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Shares and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

         (n) For the purposes of this Agreement, the term "Majority" in reference to the Holders of Warrants or Warrant Shares, shall mean in excess of fifty percent (50%) of the then outstanding Warrants and Additional Warrants (assuming for this purpose the exercise of all of the Warrants and Additional Warrants) and Warrant Shares that (i) are not held by the Company, an affiliate, officer, director, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

         8. Adjustments to Exercise Price and Number of Securities.

         Section 8.1 Subdivision and Combination. In case the Company shall at any time after December 23, 1998 and prior to the exercise of all Warrants subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

         Section 8.2 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Warrant Shares issuable upon the exercise


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of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         Section 8.3 Definition of Common Stock. For the purpose of this Agreement, the term Common Stock shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock, consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall after the date hereof issue common stock with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of any Warrant either shares of Common Stock or a like number of such common stock with greater or superior voting rights.

          8.4 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of and stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 8. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

         Section 8.5 Dividends and Other Distributions. In the event that the Company shall at any time after December 23, 1998 and prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 8.5.



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         Section 8.6 Notice of Adjustment. In the case of any adjustment or readjustment in the number of Warrant Shares issuable upon the exercise of Warrants or in the Exercise Price, the Company at its own expense will promptly compute such adjustment or readjustment in accordance with the terms of this Agreement and cause independent public accountants of recognized national standing (who may be the independent public accountants for the Company), selected by the Board of Directors of the Company, to verify such computation in writing, and the Company shall prepare and mail by first class mail to each Warrantholder a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of
(a) consideration to be received by the Company from any sale or issuance of securities, (b) the number of shares of Common Stock outstanding and (c) the Exercise Price in effect immediately prior to such sale or issuance and as adjusted and readjusted.

         Section 8.7 No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the performance of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding and (b) will not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock issuable thereafter upon the exercise of all Warrants would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation and available for the purpose of issuance such exercise.

         9. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of any Warrant and


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



in lieu thereof shall pay to the Holder of such Warrant an amount in cash (computed to the nearest cent) equal to the current Market Value of such fractional interest.

         11. Reservation and Listing of Securities. The Company shall at all times between December 23, 1998 and December 23, 2001 reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on NASDAQ-NMS or NASDAQ, as the case may be.

         12. Other Warrants Subject to the Agreement. On the date hereof, the Company will issue to the persons listed on Exhibit A attached hereto, Additional Warrants of like tenor to purchase an aggregate of 60,390 shares of Common Stock, in the numbers of shares set forth opposite their respective names on Exhibit A. The Additional Warrants and the shares of Common Stock and any other securities issuable upon exercise thereof shall be subject to and governed by the terms of this Agreement in the same manner as if they were Warrants and Warrant Shares and shall be treated as Representative's Warrants and Warrant Shares and the holders thereof shall be treated as Holders, for all purposes hereunder except as may be expressly stated herein.

         13. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as construed upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                   (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property assets and business as an entirety shall be proposed;

then, in any one or more of said events the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         14. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                  (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

                  (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

         15. Supplements and Amendments. The Company and the Representative may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem not to affect adversely the interests of the Holders.

         16. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

         17. Termination. This Agreement shall terminate at the close of business on December 23, 2001. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination.

         18. Governing Law; Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

         The Company, the Representative and the Holders hereby agree that any action, proceeding or claim against any of them arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Representative and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Representative and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Representative and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         19. Entire Agreement; Modification. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

         20. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         21. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Representative and any other registered Holder(s) of the Warrant Certificates or Warrant Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Representative and any other Holder(s) of the Warrant Certificates or Warrant Shares.

         23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                      NEW WEST EYEWORKS, INC.



                                      By  /s/
                                         --------------------------------
                                         Name:
                                         Title:


Attest:



---------------------------------
Secretary



                                       FAHNESTOCK & CO. INC.



                                       By
                                         --------------------------------
                                         Name:
                                         Title:

                                                                  EXHIBIT A

                               ADDITIONAL WARRANTS

         Frederic M. Roberts                                          12,500
         Stacy Ruchlamer                                              12,500
         Frank Colen                                                   3,670
         Sean J. Lichtig                                               1,500
         Andrew P. Nardella                                            3,500
         Scott W. Salisbury                                            2,500
         Michael A. Stango                                             7,500
         Henry P. Williams                                            16,720

                                                                       EXHIBIT B

                          [FORM OF WARRANT CERTIFICATE]


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR ANOTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS
CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

         EXERCISABLE BETWEEN 5:30 P.M., NEW YORK TIME, DECEMBER 23, 1998
                 AND 5:30 P.M., NEW YORK TIME, DECEMBER 23, 2001

No. W-__                                                           ___ Warrants


                               WARRANT CERTIFICATE

         This Warrant Certificate certifies that ______, or registered assigns, is the registered holder of Warrants to purchase initially, at any time from December 23, 1998 until 5:30 p.m. New York time on December 23, 2001 ("Expiration Date"), up to ___________ (which number is subject to adjustment pursuant to the Representative's Warrant Agreement dated as of February __, 1997 between the Company and Fahnestock & Co., as may be amended (the "Warrant Agreement")) fully-paid and non-assessable shares of common stock, par value $0.01 per share ("Common Stock") of NEW WEST EYEWORKS, INC., a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price") set forth in Section 6.1 of the Warrant Agreement upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement. Payment of the Exercise Price shall be made by check or bank draft to the order of the Company.

        No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder on the books of the Company) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Representative's Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

Dated as of ___________________, 1997
                                       NEW WEST EYEWORKS, INC.


                                       By  /s/
                                         -----------------------------
                                         Name:
                                         Title:
Attest:


-----------------
Secretary

                         [FORM OF ELECTION TO PURCHASE]

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase shares of Common Stock and herewith tenders in payment for such securities a check payable in New York Clearing House Funds to the order of NEW WEST EYEWORKS, INC. in the amount of
$ _______________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of ____________________ whose address is _____________________________ and that such Certificate be delivered to _____________________ whose address is
____________________________.

Dated:  ______________________




                                  Signature
                                            -----------------------------
                                            (Signature must conform in all
                                            respects to name of holder
                                            as specified on the face of the
                                            Warrant Certificate.)



                                            ------------------------------
                                            (Insert Social Security or Other
                                            Identifying Number of Holder.)